Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Furmanite Corporation
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-188489, 333-159632, 333-159630, 333-101996, 333-83968, 333-68558, 333-60195, 333-22109, 333-14071, 333-14067, and 33-54027) of Furmanite Corporation of our report dated March 10, 2015, except for the effects of discontinued operations discussed in Note 1, Note 2 and Note 16, as to which the date is December 17, 2015, relating to the 2014 consolidated financial statements, which appears in this Form 8‑K.

/s/ BDO USA, LLP
Houston, Texas
December 17, 2015